UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2015

HERSHA HOSPITALITY TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Hersha Drive

Harrisburg, Pennsylvania 17102

(Address and zip code of

principal executive offices)

Registrant’s telephone number, including area code: (717) 236-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 18, 2015, Hersha Hospitality Trust (the “Company”) filed Articles of Amendment (the “Amendment”) to its Declaration of Trust with the State Department of Assessments and Taxation of Maryland that (i) provided for a 1-for-4 reverse share split of the Company’s issued and outstanding Priority Class A common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), which became effective at 5:00 p.m., Eastern time, on June 22, 2015 (the “Effective Time”); and (ii) provided for the par value of the Common Shares to be changed from $0.04 per share (as a result of the reverse share split) back to $0.01 per share, which became effective immediately after the effective time of the 1-for-4 reverse share split.  Generally, no fractional shares were issued in connection with the reverse share split, provided,  however, that holders of any Common Shares issued pursuant to the Company’s Dividend Reinvestment Plan (the “DRIP Shares”) were entitled to receive fractional shares with respect to the DRIP Shares upon the Effective Time to the extent applicable.  When the Common Shares began trading on a split-adjusted basis on the New York Stock Exchange at the market open on June 23, 2015, they did so under a new CUSIP number: 427825 500.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Articles of Amendment to Hersha Hospitality Trust’s Declaration of Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: June 23, 2015	By:	/s/ Ashish R. Parikh
Ashish R. Parikh
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Articles of Amendment to Hersha Hospitality Trust’s Declaration of Trust.